                                  EXHIBIT 3.2

                                    BY-LAWS
                                    -------
                                      OF
                                      --
                           IMAGE ENTERTAINMENT, INC.
                           -------------------------

ARTICLE I         OFFICES
Section 1         Principal Offices.............................................   1
Section 2         Other Offices.................................................   1

ARTICLE II        MEETINGS OF SHAREHOLDERS
Section 1         Place of Meetings.............................................   1
Section 2.        Annual Meetings...............................................   1
Section 3         Special Meetings..............................................   1
Section 4         Notice of Meetings of Shareholders............................   2
Section 5         Manner of Giving Notice; Affidavit of Notice..................   2
Section 6         Quorum........................................................   2
Section 7         Adjourned Meeting; Notice.....................................   3
Section 8         Voting........................................................   3
Section 9         Waiver of Notice or Consent by Absent Shareholders............   3
Section 10        Shareholder Action by Written Consent Without a Meeting.......   4
Section 11        Record Date for Shareholder Notice, Voting and Giving Consents   4
Section 12        Proxies.......................................................   5
Section 13        Inspectors of Election........................................   5

ARTICLE III       DIRECTORS
Section 1         Powers........................................................   6
Section 2         Number and Qualification of Directors.........................   6
Section 3         Election and Term of Office of Directors......................   6
Section 4         Nomination of Directors.......................................   6
Section 5         Vacancies.....................................................   7
Section 6         Place of Meetings and Meetings by Telephone...................   7
Section 7         Regular Meetings..............................................   8
Section 8         Special Meetings..............................................   8
Section 9         Quorum........................................................   8
Section 10        Waiver of Notice..............................................   8
Section 11        Adjournment...................................................   8
Section 12        Notice of Adjournment.........................................   9
Section 13        Action Without Meeting........................................   9
Section 14        Fees and Compensation of Directors............................   9

ARTICLE IV        COMMITTEES
Section 1         Committees of Directors.......................................   9
Section 2         Meetings and Action of Committees.............................  10

ARTICLE V         OFFICERS
Section 1         Officers......................................................  10
Section 2.        Election of Officers..........................................  10
Section 3         Subordinate Officers..........................................  10
Section 4         Removal and Resignation of Officers...........................  10
Section 5         Vacancies in Offices..........................................  11

Section 6        Chairman of the Board..........................................  11
Section 7        President......................................................  11

Section 8        Vice-Presidents................................................  11
Section 9        Secretary......................................................  11
Section 10       Chief Financial Officer........................................  12
Section 11       Fees and Compensation..........................................  12

ARTICLE VI       INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER
                 AGENTS; PURCHASE OF LIABILITY INSURANCE
Section 1        Indemnification of Agents of the Corporation...................  12
Section 2.       Purchase of Liability Insurance................................  13

ARTICLE VII      RECORDS AND REPORTS
Section 1        Maintenance and Inspection of Share Register...................  13
Section 2        Maintenance and Inspection of Bylaws...........................  13
Section 3        Maintenance and Inspection of Other Corporate Records..........  13
Section 4        Inspection by Directors........................................  14
Section 5        Annual Report to Shareholders..................................  14
Section 6        Financial Statements...........................................  14
Section 7        Annual Statement of General Information........................  15

ARTICLE VIII     GENERAL CORPORATE MATTERS
Section 1        Record Date for Purposes Other Than Notice and Voting..........  15
Section 2        Checks, Drafts, Evidence of Indebtedness.......................  15
Section 3        Execution of Corporate Contracts and Instruments...............  15
Section 4        Certificates for Shares........................................  16
Section 5        Transfer of Shares.............................................  16
Section 6        Lost Certificates..............................................  16
Section 7        Representation of Shares of Other Corporations.................  16
Section 8        Dividends......................................................  16
Section 9        Seal...........................................................  17
Section 10       Construction and Definitions...................................  17

ARTICLE IX       AMENDMENTS
Section 1        Amendment by Shareholders......................................  17
Section 2.       Amendment by Directors.........................................  17

ARTICLE X        VOLUNTARY DISSOLUTION
Section 1        Procedure......................................................  17
Section 2        Revocation.....................................................  17

                                    BYLAWS
                                      OF
                           IMAGE ENTERTAINMENT, INC.


                                   ARTICLE I
                                    OFFICES

     Section 1.  Principal Offices.
     ---------   -----------------

     The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California. If the principal executive office is located outside the State of California and the Corporation has one or more business offices in the State of California, the Board of Directors shall fix and designate a principal business office in the State of California.

     Section 2.  Other Offices.
     ---------   -------------

     The Board of Directors may at any time establish branch or subordinate offices at any place or places it may choose from time to time.


                                  ARTICLE II
                           MEETINGS OF SHAREHOLDERS

     Section 1.  Place of Meetings.
     ---------   -----------------

     Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, meetings of shareholders shall be held at the principal executive office of the Corporation.

     Section 2.  Annual Meeting.
     ---------   --------------

     The annual meeting of shareholders shall be held at such date and time as the Board of Directors may determine. However, if this day falls on a legal holiday, the meeting shall be held at the same time and place on the next succeeding full business day. The annual meeting shall be held at the Corporation's principal offices or at any other location as may be determined by the Board of Directors. At each annual meeting, directors shall be elected and any other proper business may be transacted.

     Section 3.  Special Meetings.
     ---------   ----------------

     A special meeting of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the President, or one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at such meeting.

     If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the President, any Vice-President or the Secretary of the Corporation. The officer receiving the request shall promptly cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not fewer than 35 days or more than 60 days after the receipt of the request. If such notice is not given within 20 days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

     Section 4.  Notice of Meetings of Shareholders.
     ---------   ----------------------------------

     All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than 10 days or more than 60 days before the date of the meeting. Such notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters that the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

     If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) an amendment of the Articles of Incorporation, pursuant to Section 902 of such Code, (iii) a reorganization of the Corporation, pursuant to Section 1201 of such Code, (iv) a voluntary dissolution of the Corporation, pursuant to Section 1900 of such Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of such Code, the notice shall also state the general nature of such proposal.

     Section 5.  Manner of Giving Notice; Affidavit of Notice.
     ----------  --------------------------------------------

     Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to each shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address appears on the books of the Corporation or is given, notice shall be deemed to have been given if sent to a shareholder by first-class mail or telegraphic or other written communication to the Corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where such office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

     If any notice addressed to a shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver such notice to such shareholder at such address, each future notice and report shall be deemed to have been duly given without further mailing if it shall be available to the shareholder on written demand by the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of such notice or report.

     An affidavit of the mailing or other means of giving any notice of any meeting of shareholders shall be executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice and shall be filed and maintained in the minutes book of the Corporation.

     Section 6.  Quorum.
     ---------   ------

     The presence in person or by proxy of the holders of a majority of the shares entitled to vote at a meeting of shareholders shall constitute a quorum for the transaction of business at such meeting. The shareholders in attendance at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     Section 7.  Adjourned Meeting; Notice.
     ---------   -------------------------

     Any meeting of shareholders, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy; but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 6 of this Article II.

     When any meeting of shareholders, annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed or unless the adjournment is for more than 45 days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

     Section 8.  Voting.
     ---------   ------

     The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Sections 700 to 704, inclusive, of the Corporations Code of California (relating to voting shares held by a fiduciary or in joint ownership). The shareholders' vote may be by voice vote or by ballot; provided, however, that any election of directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than the election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal; but if a shareholder fails to specify the number of shares such shareholder is voting affirmatively, it shall be presumed conclusively that such shareholder's approving vote is with respect to all shares that such shareholder is entitled to vote. Except as provided in Section 6 of this Article II, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California General Corporation Law or the Articles of Incorporation.

     At a meeting of shareholders at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more
                                                 ----
candidates a number of votes greater than the number of such shareholder's shares) unless the candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of such shareholder's intention to cumulate votes. If any shareholder has given such a notice, every shareholder entitled to vote may cumulate votes for candidates in the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled or distribute such shareholder's votes on the same principle among any or all of the candidates as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     Section 9.  Waiver of Notice or Consent by Absent Shareholders.
     ---------   --------------------------------------------------

     The transactions of any meeting of shareholders, annual or special, however called and noticed and wherever held, shall be as valid as though they had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after such meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of such meeting or an approval of the minutes thereof. Such waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance by a person at a meeting shall also constitute a waiver of notice of such meeting, except that when the person objects at the beginning of the meeting to the transaction of any business thereat because such meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of such meeting if an objection is expressly made at such meeting.

     Section 10.  Shareholder Action by Written Consent Without a Meeting.
     ----------   -------------------------------------------------------

     Any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. In the case of the election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors, a director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the directors, other than a vacancy created by removal. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Any shareholder giving a written consent or the shareholder's proxy holders or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders may revoke the consent by a writing received by the Secretary of the Corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

     If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all shareholders has not been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. Such notice shall be given in the manner specified in Section 5 of this Article II. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) indemnification of agents of the corporation, pursuant to
Section 317 of such Code, (iii) a reorganization of the Corporation, pursuant to
Section 1201 of such Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of such Code, such notice shall be given at least 10 days before the consummation of any action authorized by such approval.

     Section 11.  Record Date for Shareholder Notice, Voting and Giving
     ----------   -----------------------------------------------------
Consents.
- --------

     For purposes of determining the shareholders entitled to receive notice of any meeting or to give consent to corporate action without a meeting, the Board of Directors may fix in advance a record date, which shall not be more than 60 days or less than 10 days before the date of any such meeting nor more than 60 days before any such action without a meeting. In this event, only shareholders of record on the date so fixed are entitled to receive notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the California General Corporation Law.

     If the Board of Directors does not so fix a record date:

     (a) The record date for determining shareholders entitled to receive notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the date on which the meeting is held; or

     (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to that action or at the close of business on the sixtieth day before the date of such other action, whichever is later.

     Section 12.  Proxies.
     ----------   -------

     Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to such proxy, by a writing delivered to the Corporation stating that such proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing such proxy; or (ii) written notice of the death or incapacity of the maker of such proxy is received by the Corporation before the vote pursuant to such proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Corporations Code of California.

     Section 13.  Inspectors of Election.
     ----------   ----------------------

     Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of such inspectors shall be either one or three. If such inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

     Such inspectors shall:

     (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

     (b)  Receive votes, ballots or consents;

     (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

     (d)  Count and tabulate all votes or consents;

     (e)  Determine when the polls shall close;

     (f)  Determine the result; and

     (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.


                                  ARTICLE III
                                   DIRECTORS

     Section 1.  Powers.
     ---------   ------

     Subject to the provisions of the California General Corporation Law and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day to day operations of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate discretion of the Board.

     Section 2.  Number and Qualification of Directors.
     ---------   -------------------------------------

     The number of directors of the Corporation shall not be less than three nor more than five. The exact number of directors shall be three until changed, within the limits specified above, by a resolution, duly approved by the Board of Directors or approved by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment of the Articles of Incorporation or by amendment to this Bylaw approved by the shareholders; provided, however, that an amendment reducing the number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3 percent of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one.

     Section 3.  Election and Term of Office of Directors.
     ---------   ----------------------------------------

     Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

     Section 4.  Nomination for Director.
     ---------   -----------------------

     Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the Corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to Section 4 of Article II of these bylaws; provided, however, that if only 10 days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the Corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of voting stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith shall be disregarded by the then chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each nominee.

     Section 5.  Vacancies.
     ---------   ---------

     Vacancies on the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of shareholders and until a successor has been elected and qualified.

     A vacancy or vacancies on the Board of Directors shall be deemed to exist in the event of the death, resignation or removal of any director, or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be elected at such meeting.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent other than to fill a vacancy created by removal shall require the consent of a majority of the outstanding shares entitled to vote.

     Any director may resign effective on giving written notice to the Chairman of the Board of Directors, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a later time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

     No reduction of the authorized number of directors shall have the effect of removing any director before the expiration of such director's term of office.

     Section 6.  Place of Meetings and Meetings by Telephone.
     ---------   -------------------------------------------

     Regular meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

     Section 7.  Regular Meetings.
     ---------   ----------------

     Regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

     Section 8.  Special Meetings.
     ---------   ----------------

     Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the President, any Vice-President, the Secretary or any two directors.

     Notice of the time and place of such special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at such director's address as is shown on the records of the Corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of such meeting. In case such notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours before the time of the holding of such meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving such notice has reason to believe will promptly communicate it to such director. The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Corporation.

     Section 9.  Quorum.
     ---------   ------

     A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of
Section 310 of the Corporations Code of California (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of such Code (as to appointment of committees) and
Section 317(e) of such Code (as to indemnification of directors). A meeting at which a quorum initially is present may continue to transact business notwithstanding the withdrawal of directors, provided any action taken is approved by at least a majority of the required quorum for such meeting.

     Section 10.  Waiver of Notice.
     ----------   ----------------

     The transactions of any meeting of the Board of Directors, however called and noticed, and wherever held, shall be as valid as though they had occurred at a meeting duly held after regular call and notice if a quorum is present and if, either before or after such meeting, each of the directors not present signs a written waiver of notice, a consent to hold such meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of such meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of such meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, before or at its commencement, the lack of notice to such director.

     Section 11.  Adjournment.
     ----------   -----------

     A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

     Section 12.  Notice of Adjournment.
     ----------   ---------------------

     Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than 24 hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 6 of this Article III to the directors who were not present at the time of the adjournment.

     Section 13.  Action Without Meeting.
     ----------   ----------------------

     Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

     Section 14.  Fees and Compensation of Directors.
     ----------   ----------------------------------

     Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 14 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for such service.


                                  ARTICLE IV
                                  COMMITTEES

     Section 1.  Committees of Directors.
     ---------   -----------------------

     The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent member at any meeting of such committee. Any committee, to the extent provided in such a resolution of the Board, shall have all the authority of the Board, except with respect to:

     (a) The approval of any action that, under the California General Corporation Law, also requires shareholders' approval or approval of the outstanding shares;

     (b) The filling of vacancies on the Board of Directors or in any committee;

     (c) The fixing of compensation of the directors for serving on the Board of Directors or on any committee;

     (d)  The amendment or repeal of bylaws or the adoption of new bylaws;

     (e) The amendment or repeal of any resolution of the Board of Directors that by its express terms is not so amendable or repealable;

     (f) A distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; and

     (g) The appointment of any other committees of the Board of Directors or the members of such committees.

     Section 2.  Meetings and Action of Committees.
     ---------   ---------------------------------

     Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Sections 6 (place of meetings), 7 (regular meetings), 8 (special meetings), 9 (quorum), 10 (waiver of notice), 11 (adjournment), 12 (notice of adjournment), and 13 (action without meeting) of
Article III, with such changes in the context of such Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; special meetings of committees also may be called by resolution of the Board of Directors; and notice of special meetings of committees also shall be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.


                                   ARTICLE V
                                   OFFICERS

     Section 1.  Officers.
     ---------   --------

     The officers of the Corporation shall include a President, a Secretary, and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice-Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of
Section 3 of this Article V. Any number of offices may be held by the same person.

     Section 2.  Election of Officers.
     ---------   --------------------

     The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of any officer under any contract of employment.

     Section 3.  Subordinate Officers.
     ---------   --------------------

     The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

     Section 4.  Removal and Resignation of Officers.
     ---------   -----------------------------------

     Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board or, except in the case of any officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of such notice or at any later time specified in such notice; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the resigning officer is a party.

     Section 5.  Vacancies in Offices.
     ---------   --------------------

     A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

     Section 6.  Chairman of the Board.
     ---------   ---------------------

     The Chairman of the Board of Directors, if such an officer be chosen, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as from time to time may be assigned to him by the Board of Directors or prescribed by these Bylaws. The Chairman of the Board of Directors shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 7 of this
Article V.

     Section 7.  President.
     ---------   ---------

     Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board of Directors, if there is such an officer, the President shall be the Chief Operating Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation, He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board or if there is none, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of President of a Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

     Section 8.  Vice-Presidents.
     ---------   ---------------

     In the absence or disability of the President, the Vice-Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice-President designated by the Board of Directors, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors, the Chairman of the Board, the President or these Bylaws.

     Section 9.  Secretary.
     ---------   ---------

     The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice given, the names of those present at Board meetings or committee meetings, the number of shares present or represented at meetings of shareholders and the proceedings.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register or a duplicate share register showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all meetings of shareholders and of the Board of Directors required by these Bylaws or by law to be given, and he shall keep in safe custody the seal of the Corporation, if one is adopted, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

     Section 10.  Chief Financial Officer.
     ----------   -----------------------

     The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

     Section 11.  Fees and Compensation.
     ----------   ---------------------

     Executive officers may receive such compensation for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the board. Subordinate officers may receive such compensation as may be fixed or determined by the President.


                                  ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS, OFFICERS,
                          EMPLOYEES AND OTHER AGENTS;
                        PURCHASE OF LIABILITY INSURANCE

     Section 1.  Indemnification of Agents of the Corporation.
     ---------   --------------------------------------------

     The Corporation shall, to the maximum extent permitted by the California General Corporation Law, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the Corporation. For purposes of this Article VI, an "agent" of the Corporation includes any person who is or was a director, officer, employee or other agent of the Corporation; or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

     The indemnification provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. No provision of these Bylaws shall limit or prohibit indemnification by the Corporation to the fullest extent permitted by California law.


     Section 2.  Purchase of Liability Insurance.
     ---------   -------------------------------

     In the event of a determination by the Board of Directors of this Corporation to purchase liability insurance, this Corporation shall have the power to purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not this Corporation would have the power to indemnify the agent against such liability under the provisions of this section.


                                  ARTICLE VII
                              RECORDS AND REPORTS

     Section 1.  Maintenance and Inspection of Share Register.
     ---------   --------------------------------------------

     The Corporation shall keep at its principal executive office or at the office of its transfer agent or registrar, if either be designated and as determined by resolution of the Board of Directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

     A shareholder or shareholders of the Corporation holding at least 5% in the aggregate of the outstanding voting shares of the Corporation may (i) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours, on five days' prior written demand on the Corporation, and (ii) obtain from the transfer agent of the Corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the names and addresses of the shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which such list has been compiled or as of a date specified by such shareholder or shareholders after the date of demand. Such list shall be made available to any such shareholder by the transfer agent on or before the later of five days after the demand is received or the date specified in the demand as the date as of which such list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or a holder of a voting trust certificate making the demand.

     Section 2.  Maintenance and Inspection of Bylaws.
     ---------   ------------------------------------

     The Corporation shall keep at its principal executive office or if its principal executive office is not in the State of California, at its principal business office in the State of California, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of California and the Corporation has no principal business office in the State of California, the Secretary shall, upon the written request of any shareholder, furnish to such shareholder a copy of these Bylaws as amended to date.

     Section 3.   Maintenance and Inspection of Other Corporate Records.
      ---------   -----------------------------------------------------

     The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places as may be designated by the Board of Directors or in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as a holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. The rights of inspection set forth in this Section 3 shall extend to the equivalent records of each subsidiary corporation of the Corporation.

     Section 4.  Inspection by Directors.
     ---------   -----------------------

     Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the Corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of all documents.

     Section 5.  Annual Report to Shareholders.
     ---------   -----------------------------

     The Board of Directors of the Corporation shall not be required to cause an annual report to be sent to the shareholders pursuant to Section 1501 of the California Corporations Code so long as there are less than 100 holders of record of its shares (determined as provided in Section 605 of the California Corporations Code). If there are at least 100 holders of record of the corporation's shares (determined as provided in Section 605 of the California Corporations Code) or if the Board of Directors so resolves by a vote of a majority of the Directors, the Board of Directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year and at least 15 days prior to the annual meeting of shareholders to be held during the next fiscal year. Such report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants of, if there is no such report, the certificate of an authorized officer of the Corporation that such statements were prepared without audit from the books and records of the Corporation. Nothing herein shall be interpreted as prohibiting the Board of Directors from issuing other periodic reports to the shareholders of the Corporation as the Board of Directors considers appropriate.

     Section 6.  Financial Statements.
     ---------   --------------------

     A copy of any annual financial statement and any income statement of the Corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the Corporation as of the end of each such period, that has been prepared by the Corporation shall be kept on file in the principal executive office of the Corporation for 12 months, and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

     If a shareholder or shareholders holding at least 5% of the outstanding shares of any class of stock of the Corporation makes a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or nine-month period of the then-current fiscal year ending more than 30 days before the date of the request and a balance sheet of the Corporation as of the end of such period, the Chief Financial Officer shall cause such statement to be prepared, if not already prepared, and shall deliver personally or mail such statement to the person making such request within 30 days after the receipt of such request. If the Corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within 30 days after such request.

     The Corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semiannual or quarterly income statement that it has prepared and a balance sheet as of the end of that period.

     The quarterly income statements and balance sheets referred to in this
Section 6 shall be accompanied by the report, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.

     Section 7.  Annual Statement of General Information.
     ---------   ---------------------------------------

     The Corporation shall, within the statutorily required time period, file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the Chief Executive Officer, Secretary and Chief Financial Officer, the street address of its principal executive office or principal business office in this state and the general type of business constituting the principal business activity of the Corporation, and a designation of the agent of the Corporation for the purpose of service of process, all in compliance with Section 1502 of the Corporations Code of California.


                                 ARTICLE VIII
                           GENERAL CORPORATE MATTERS

     Section 1.  Record Date for Purposes Other Than Notice and Voting.
     ---------   -----------------------------------------------------

     For purposes of determining the shareholders entitled to receive any dividend or other distribution or allotment of any rights or entitled to exercise any rights with respect to any other lawful action (other than action by shareholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days before any such action, and in such case only shareholders of record on the date so fixed are entitled to receive such dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided in the California General Corporation Law.

     If the Board of Directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the applicable resolution or the sixtieth day before the date of such action, whichever is later.

     Section 2.  Checks, Drafts, Evidence of Indebtedness.
     ---------   ----------------------------------------

     All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

     Section 3.  Execution of Corporate Contracts and Instruments.
     ---------   ------------------------------------------------

     The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer, officers, agent or agents to enter into any contract or execute any instrument in the name of and for the Corporation; such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

     Section 4.  Certificates for Shares.
     ---------   -----------------------

     A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any of such shares are fully paid; the Board of Directors may authorize the issuance of certificates or shares as partly paid, provided that such certificates shall state the amounts of the consideration paid and owing. All certificates shall be signed in the name of the Corporation by the Chairman of the Board or Vice-Chairman of the Board or the President or Vice-President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case an officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

     Section 5.  Transfer of Shares.
     ---------   ------------------

     Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof, or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

     Section 6.  Lost Certificates.
     ---------   -----------------

     Except as provided in this Section 6, no new certificate for shares shall be issued to replace an old certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including a provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

     Section 7.  Representation of Shares of Other Corporations.
     ---------   ----------------------------------------------

     The Chairman of the Board, the President, any Vice-President or any person authorized either by the Board of Directors or by any of the foregoing designated officers is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted to such officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of such officers in person or by any person authorized to do so by proxy duly executed by such officers.

     Section 8.  Dividends.
     ---------   ---------

     The Board may from time to time declare and the Corporation may pay in cash, stock or other property, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

     Section 9.  Seal.
     ---------   ----

     The Board of Directors shall provide a corporate seal, circular in form, having inscribed thereon the corporate name, the state of incorporation and the word "seal".

     Section 10.  Construction and Definitions.
     ----------   ----------------------------

     Unless the context requires otherwise, the general provisions, rules of construction and definitions in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, any indication of gender includes both genders and the term "person" includes a corporation, a natural person, an association and a partnership.


                                  ARTICLE IX
                                  AMENDMENTS

     Section 1.  Amendment by Shareholders.
     ---------   -------------------------

     New bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation set forth the number of authorized directors of the Corporation, the authorized number of directors may be changed only by an amendment of such Articles of Incorporation.

     Section 2.  Amendment by Directors.
     ---------   ----------------------

     Subject to the rights of the shareholders as provided in Section 1 of this
Article IX, bylaws, other than a bylaw or an amendment of a bylaw changing the authorized number of directors, may be adopted, amended or repealed by the Board of Directors.


                                   ARTICLE X
                             VOLUNTARY DISSOLUTION

     Section 1.  Procedure.
     ---------   ---------

     The Corporation shall be voluntarily dissolved upon the affirmative vote of the holders of at least fifty percent of the shares entitled to vote thereon at a meeting duly called for that purpose, or when authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon.

     Section 2.  Revocation.
     ---------   ----------

     The Corporation shall revoke voluntary dissolution proceedings upon the affirmative vote of the holders of at least a majority of the shares entitled to vote at a meeting duly called for that purpose, or when authorized or ratified by the written consent of the holders of all the shares entitled to vote thereon.